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Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NTN Communications, Inc.:

We consent to the use of our report dated March 15, 2004, relating to the consolidated balance sheets of NTN Communications, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California
January 10, 2005